                                                                   Exhibit 10.34
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                      REVLON CONSUMER PRODUCTS CORPORATION,
                                   AS BORROWER

                            ------------------------

                 2004 SENIOR UNSECURED LINE OF CREDIT AGREEMENT

                            Dated as of July 9 , 2004

                            -------------------------

                       MACANDREWS & FORBES HOLDINGS INC.,

                                    AS LENDER

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                                TABLE OF CONTENTS
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    8.8      Severability..........................................................................19
    8.9      Integration...........................................................................19
    8.10     GOVERNING LAW.........................................................................19
    8.11     Submission To Jurisdiction; Waivers...................................................19
    8.12     WAIVERS OF JURY TRIAL.................................................................19

                                       ii

                 2004 SENIOR UNSECURED LINE OF CREDIT AGREEMENT

                  2004 SENIOR UNSECURED LINE OF CREDIT AGREEMENT, dated as of
July 9 , 2004, between REVLON CONSUMER PRODUCTS CORPORATION, a Delaware corporation (the "Borrower"), and MACANDREWS & FORBES HOLDINGS INC., a Delaware
corporation (the "Lender").

                              W I T N E S S E T H :
                              - - - - - - - - - -

                  WHEREAS, (i) the Borrower and the Lender entered into a Senior
Unsecured Supplemental Line of Credit Agreement, dated as of February 5, 2003
(as amended, supplemented or otherwise modified through the date hereof, the
"2003 Supplemental Line Agreement"), pursuant to which the Lender made revolving loans available to the Borrower from time to time and (ii) the Borrower and the
Lender entered into a 2004 Senior Unsecured Multiple-Draw Term Loan Agreement,
dated as of January 29, 2004 (as amended, supplemented or otherwise modified through the date hereof, the "2004 Term Loan Agreement"), pursuant to which the
Lender made loans available to the Borrower from time to time;

                  WHEREAS, the Borrower has requested the Lender amend, restate and consolidate the credit facilities provided under the 2003 Supplemental Line
Agreement and the 2004 Term Loan Agreement into one facility pursuant to which the Lender will extend credit to the Borrower on a senior unsecured basis in order to enable the Borrower, subject to the terms and conditions of this
Agreement, to borrow, on a revolving basis, at any time and from time to time prior to the Termination Date in an aggregate principal amount at any time outstanding not to exceed $152,000,000 through June 30, 2005, and not to exceed
$87,000,000 from July 1, 2005 through the Termination Date.

                  WHEREAS, the Lender is willing to make such loans to the
Borrower only on the terms and subject to the conditions set forth herein;

                  NOW, THEREFORE, in consideration of the premises and the
mutual covenants contained herein, the parties hereto hereby agree that the 2003
Supplemental Line Agreement and the 2004 Term Loan Agreement shall be amended, restated and consolidated on the Effective Date as follows:

                  SECTION 1. DEFINITIONS

                  1.1 Defined Terms. As used in this Agreement, the following terms shall have the following respective meanings (such definitions to be equally applicable to the singular and plural forms thereof):

                  "Adjusted Multi-Currency Commitment" means the Aggregate
Multi-Currency Commitment (excluding any undrawn portions of the Currency
Sublimits in an aggregate amount not to exceed the amount reasonably determined by the Borrower

                                                                              2

to be advisable to be maintained in order to provide the flexibility the Local
Borrowers require from time to time to borrow in non-Dollar currencies).

                  "Affiliate" of any Person means any Person that directly or indirectly controls, or is under common control with, or is controlled by, such
Person. As used in this definition, "control" (including with its correlative meanings, "controlled by" and "under common control with") shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise).

                  "Aggregate Multi-Currency Commitment" has the meaning set
forth in the Bank Credit Agreement.

                  "Agreement" shall mean this 2004 Senior Unsecured Line of
Credit Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

                  "Available Commitment" means, at any time, an amount equal to the excess, if any, of (a) the Commitment over (b) the aggregate principal amount of all Loans then outstanding.

                  "Bank Credit Agreement" means the Credit Agreement, dated as of July 9, 2004, by and among the Borrower, certain Local Borrowing Subsidiaries from time to time parties thereto, certain financial institutions from time to time parties thereto, and Citicorp USA, Inc., as Multi-Currency Administrative
Agent, Term Loan Administrative Agent and Collateral Agent, as amended, supplemented and otherwise modified from time to time.

                  "Bank Credit Agreement Default" means a "Default" as defined in the Bank Credit Agreement.

                  "Bank Credit Agreement Event of Default" means an "Event of
Default" as defined in the Bank Credit Agreement.

                  "Bank Letter of Credit" means a letter of credit issued under the Bank Credit Agreement.

                  "Bank Revolving Loan" means a Revolving Credit Loan, a Swing
Line Loan, a Local Loan or an Acceptance made under (and as such terms are defined in) the Bank Credit Agreement.

                  "Bankruptcy Law" means Title 11 of the United States Code or any similar Federal or state law for the relief of debtors.

                  "Borrower" is defined in the introductory paragraph of this
Agreement.

                  "Borrower's Bank Account" is defined in Section 2.2(a) hereof.

                                                                              3

                  "Borrowing Amount", "Borrowing Date" and "Borrowing Notice"
are each defined in Section 2.2(a) hereof.

                  "Business Day" means a day other than a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to close.

                  "Capitalized Interest Amount" has the meaning set forth in
Section 3.3(c).

                  "Change of Control" has the meaning set forth in the 9% Note
Indenture.

                  "Commitment" means the obligation of the Lender to make Loans to the Borrower hereunder in an aggregate principal amount at any one time outstanding of up to $152,000,000 for the period from the Effective Date through and including June 30, 2005, decreasing to $87,000,000 for the period from and including July 1, 2005 through and including December 1, 2005, as such obligation is reduced from time to time in accordance with Section 2.3 hereof.

                  "Commitment Period" means the period from and including the
Effective Date to but not including the Termination Date.

                  "Contractual Obligation" means, with respect to any Person, any provision of any material debt security or of any material preferred stock or other equity interest issued by such Person or of any material indenture, mortgage, agreement, guarantee, instrument or undertaking to which such Person is a party or by which it or any of its material property is bound.

                  "Currency Sublimit" has the meaning set forth in the Bank
Credit Agreement.

                  "Custodian" means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

                  "Debt" has the meaning set forth in the 9% Note Indenture.

                  "Default" means any of the events specified in Section 7.1 hereof, whether or not any requirement for the giving of notice, the lapse of time, or both, or any other condition specifically set forth therein, has been satisfied.

                  "Dollars" and "$" mean dollars in lawful currency of the
United States of America.

                  "Effective Date" is defined in Section 5.1 hereof.

                  "Eurodollar Loans" has the meaning set forth in the Bank
Credit Agreement.

                                                                               4

                  "Event of Default" means any of the events specified in
Section 7.1 hereof, provided, that any requirement for the giving of notice, the lapse of time, or both, or any other condition specifically set forth therein, has been satisfied.

                  "Fidelity Support Letter" means the letter agreement dated as of February 11, 2004, between Fidelity Management & Research Co. and Revlon,
Inc., as amended, supplement or otherwise modified from time to time.

                  "Governmental Authority" means any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government (including, without limitation, any governmental department, commission, board, bureau, agency or instrumentality, or other court or arbitrator, in each case whether of the United States of America or foreign).

                  "Interest Capitalization Date" means, as to any Loan, March
31, June 30, September 30 and December 31 of each year.

                  "Lender" is defined in the introductory paragraph of this
Agreement.

                  "Liquidity Event Period" has the meaning set forth in the Bank
Credit Agreement.

                  "Loans" is defined in Section 2.1(a) hereof.

                  "Local Borrower" has the meaning set forth in the Bank Credit
Agreement.

                  "Maximum Rate" is defined in Section 3.4(a) hereof.

                  "9% Note Indenture" means the Indenture, dated as of November
6, 1998, between the Borrower and U.S. Bank Trust National Association, as
trustee, relating to the 9% Notes as amended through, and in effect on, the date hereof.

                  "9% Notes" means the 9% Senior Notes due 2006 of the Borrower and the 9% Senior Exchange Notes due 2006 of the Borrower.

                  "Obligations" means the unpaid principal of and interest on
(including interest accruing after the maturity of the Loans and interest accruing after the filing of any petition under any Bankruptcy Law, or the commencement of any insolvency, reorganization or like proceeding under any
Bankruptcy Law, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Loans and all other obligations and liabilities of the Borrower to the Lender, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this
Agreement, or any other document made, delivered or given in connection herewith, whether on account of principal, interest, fees, indemnities, costs, expenses (including all

                                                                              5

fees, charges and disbursements of counsel to the Lender that are required to be paid by the Borrower pursuant hereto) or otherwise.

                  "Offer Amount" is defined in Section 6.1(c)(ii)(A) hereof.

                  "Original Principal" means, with respect to any Loan, the
original principal of the Loan without giving effect to any increase in the principal amount of such Loan attributable to the capitalization of interest with respect thereto in accordance with Section 3.3(c) hereof.

                  "Person" means an individual, a partnership, a corporation, a business trust, a joint stock company, a limited liability company, a trust, an unincorporated association, a joint venture, a Governmental Authority or any other entity of any nature whatsoever.

                  "Purchase Date" is defined in Section 6.1(c)(ii)(A) hereof.

                  "Requirement of Law" means, for any Person, the certificate of incorporation and by-laws or other organizational or governing documents of such
Person, and any law, treaty, rule or regulation, or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its material property or to which such
Person or any of its material property is subject.

                  "Revlon" means Revlon, Inc., a Delaware corporation.

                  "Subsidiary" of any Person means a corporation or other entity of which shares of capital stock or other ownership interests having ordinary voting power (other than stock or other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the directors of such corporation, or other Persons performing similar functions for such entity, are owned, directly or indirectly, by such Person; provided, that
(a) unless otherwise qualified, all references to a "Subsidiary" or to
"Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of the Borrower and (b) unless otherwise qualified, all references to a
"wholly-owned Subsidiary" in this Agreement shall refer to a Subsidiary or
Subsidiaries of the Borrower of which the Borrower directly or indirectly owns all of the capital stock or other ownership interests (other than directors'
qualifying shares).

                  "Termination Date" means December 1, 2005 or, if earlier, the date upon which the Commitment shall terminate in accordance with the terms hereof.

                  1.2      Other Definition Provisions.
                           ---------------------------

                           (a) All terms defined in this Agreement shall have
such defined meanings when used in any certificate or other document made or delivered pursuant hereto or thereto unless otherwise defined therein.

                                                                              6

                           (b) The words "hereof", "herein" and "hereunder" and
words of similar import when used in this Agreement shall refer to this
Agreement as a whole and not to any particular provision of this Agreement; and
Section, subsection, Schedule and Exhibit references contained in this Agreement are references to Sections, subsections, Schedules and Exhibits in or to this
Agreement, unless otherwise specified.

                  SECTION 2.        AMOUNT AND TERMS OF COMMITMENT

                  2.1      The Commitment.
                           --------------

                           (a) Subject to the terms and conditions hereof, the
Lender agrees to make revolving loans ("Loans") in Dollars to the Borrower from time to time during the Commitment Period with an aggregate amount of principal outstanding at any one time not to exceed the amount of the Commitment then in effect; provided, that no Loan shall be made unless, as of the applicable
Borrowing Date, in each case after giving effect to any Bank Revolving Loans to be made, and any Bank Letters of Credit to be issued, under the Bank Credit
Agreement substantially concurrently with such Loan, either (i) the Adjusted
Multi-Currency Commitment has been substantially drawn; (ii) the Borrower determines in its reasonable judgment that the borrowing of such Loan and the application of the proceeds thereof is reasonably necessary to prevent a
Liquidity Event Period from commencing; (iii) the Borrower is unable under the terms of the Bank Credit Agreement to borrow an additional Bank Revolving Loan for any reason; or (iv) the Borrower determines in its reasonable judgment that the borrowing of such Loan and the application of the proceeds thereof is reasonably necessary to prevent the occurrence of, or to cure, any Bank Credit
Agreement Default or Bank Credit Agreement Event of Default.

                           (b) During the Commitment Period, the Borrower may
use the Commitment by borrowing, prepaying the Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof.

                   2.2      Procedure for Borrowing.
                            -----------------------

                           (a) The Borrower may borrow under the Commitment
during the Commitment Period on any Business Day; provided, that the Borrower shall deliver to the Lender a written notice (a "Borrowing Notice") which must
(i) specify the date on which such borrowing is to be made (the "Borrowing
Date"), the amount to be borrowed from the Lender on such Borrowing Date (the
"Borrowing Amount"), and the bank account and other pertinent wire transfer instructions of the Borrower to which such borrowing is to be deposited by the
Lender (the "Borrower's Bank Account"), (ii) certify that all applicable conditions to such borrowing hereunder have been satisfied and (iii) be received by the Lender prior to 1:00 p.m., New York City time, three (3) Business Days prior to such Borrowing Date.

                           (b) On each Borrowing Date set forth in a Borrowing
Notice, the Lender will make a Loan to the Borrower in an amount equal to the lesser of (i) the Borrowing Amount set forth in such Borrowing Notice, and (ii)
the undrawn portion of

                                                                              7

the Commitment as then in effect by making the proceeds thereof available to the
Borrower in immediately available funds in Dollars not later than 4:00 p.m., New
York City time, on such Borrowing Date to the Borrower's Bank Account.

              2.3 Voluntary Termination or Reduction of the Commitment. The
Borrower shall have the right, in its sole discretion, to terminate the
Commitment or, from time to time, to permanently reduce the Commitment during the Commitment Period by delivering to the Lender a written notice specifying such termination or the amount of such reduction. Any termination of or permanent reduction in the Commitment pursuant to this Section 2.3 shall take effect on the date specified in such written notice.

              2.4 Repayment of Loans; Evidence of Debt.
                  ------------------------------------

                  (a) Subject to Section 3.3, the Borrower hereby
unconditionally promises to pay to the Lender the then unpaid principal amount of each Loan (which includes any unpaid Original Principal and Capitalized
Interest Amount with respect thereto) on the Termination Date. The Borrower hereby further agrees to pay to the Lender interest on the unpaid principal amount of each Loan (which includes any unpaid Original Principal and
Capitalized Interest Amount with respect thereto) from time to time outstanding from the date hereof until payment in full thereof at the rates per annum and in the manner set forth in Section 3.4 hereof.

                  (b) The Lender shall maintain an account evidencing the
indebtedness of the Borrower to the Lender resulting from the Loans, including the outstanding Original Principal of each Loan, any Capitalized Interest Amount with respect thereto, accrued and unpaid interest outstanding in respect thereof and the amount of any sum received by the Lender hereunder from the Borrower in respect of the Loans and the manner in which it was applied. The entries made in such account of the Lender shall, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the obligations of the
Borrower therein recorded; provided, however, that the failure of the Lender to maintain any such account, or any error therein, shall not in any manner affect the obligation of the Borrower to repay (with applicable interest) the Loans in accordance with the terms of this Agreement.

              2.5 Use of Proceeds. The Borrower shall use the proceeds of the
Loans hereunder to provide working capital for the Borrower and its Subsidiaries and for other general corporate purposes. Such use may include repaying Bank
Revolving Loans.

              SECTION 3. PROVISIONS RELATING TO THE LOANS

              3.1 Optional Prepayments. Subject to Section 3.3, the Borrower may
prepay the Loans, in whole or in part, at any time without premium or penalty.
Each such optional prepayment shall be applied, first, to the Original Principal outstanding under the Loans, second, to any Capitalized Interest Amount outstanding, and, third, to any accrued and unpaid interest on the Loans.

                                                                              8

              3.2 Mandatory Prepayments. Subject to Section 3.3:
                  ---------------------

                  (a) if, at any time, the aggregate outstanding principal
amount of the Loans exceeds the Commitment then in effect, the Borrower shall immediately repay the principal amount of the Loans in an amount equal to such excess.

                  (b) upon the effective date of any reduction in the Commitment pursuant to Section 2.3 hereof, the Borrower shall prepay on such date the principal amount of the Loans then outstanding in excess of the Commitment after giving effect to such reduction.

                  (c) the Borrower shall make mandatory prepayments of the Loans upon a Change of Control in accordance with Section 6.2 hereof.

                  (d) on the Termination Date, the Commitment shall terminate and the Borrower shall cause all outstanding Loans, together with any interest accrued but unpaid thereon, to be paid in full.

              3.3 Interest Rate and Payment Dates.
                  -------------------------------

                  (a) Each Loan shall bear interest on the unpaid principal
amount thereof (which principal amount includes the Original Principal and any
Capitalized Interest Amount with respect thereto) at a rate per annum from time to time equal to the lesser of (i) 12.0% and (ii) the rate that is twenty-five one-hundredths of one percent (0.25%) less than the rate payable from time to time under the Bank Credit Agreement on Eurodollar Loans (as defined in the Bank
Credit Agreement) that are Term Loans (as defined in the Bank Credit Agreement)
including any default rate applicable thereto pursuant to Section 7.5(e) of the
Bank Credit Agreement, provided, however, that at any time the Eurodollar Base
Rate (as defined in the Bank Credit Agreement) equals or exceeds 3%, the rate described in this clause (ii) shall not exceed 5.25% over the Eurodollar Base
Rate then in effect (plus an additional 2.0%, if the default rate is then applicable to Term Loans pursuant to Section 7.5(e) of the Bank Credit
Agreement) (the rate described in this clause (ii), the "Maximum Rate").

                  (b) If all or a portion of any Loan, any interest payable
thereon or any other amount payable hereunder shall not be paid when due
(whether at the stated maturity, by acceleration, as a result of an event requiring a mandatory prepayment or otherwise), then, for so long as such amount remains unpaid, such overdue amount shall bear interest at a rate per annum equal to the lesser of (i) 14.0% and (ii) the Maximum Rate.

                  (c) Interest accrued from time to time in respect of each Loan shall be payable in arrears on each Interest Capitalization Date by adding the amount of accrued interest (a "Capitalized Interest Amount") on such date to the principal amount of such Loan (and any Capitalized Interest Amount shall bear interest from and after such Interest Capitalization Date as provided hereunder as if it had been part of the Original Principal of such Loan); provided, that any accrued and unpaid interest outstanding on

                                                                              9

the Effective Date under the 2004 Term Loan Agreement shall be treated as a
Capitalized Interest Amount for all purposes of this Agreement. Any accrued and unpaid interest on the Loans shall be payable in full in cash on the Termination
Date.

                  (d) Interest shall be calculated on the basis of a 365 (or
366, as the case may be) day year for the actual days elapsed.

         3.4      Method of Payments.
                  ------------------

                  (a) All payments (including prepayments) to be made by the
Borrower on account of principal, interest, costs and expenses shall be made without set-off, counterclaim, deduction or withholding and shall be made to the
Lender at such location or to such account as the Lender may specify to the
Borrower, on or prior to 1:00 p.m., New York City time, on the due date thereof, in Dollars and in immediately available funds.

                  (b) If any payment hereunder becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding
Business Day and interest thereon shall be payable at the then applicable rate during such extension.

              SECTION 4. REPRESENTATIONS AND WARRANTIES

              In order to induce the Lender to enter into this Agreement and to make the Loans hereunder, the Borrower hereby represents and warrants to the
Lender that:

              4.1 Corporate Existence. The Borrower is duly incorporated, validly existing and in good standing under the laws of the State of Delaware.

              4.2 Corporate Power.
                  ---------------

                  (a) The Borrower has the corporate power, authority and legal right to execute, deliver and perform this Agreement and to borrow hereunder, and it has taken as of the Effective Date all necessary corporate action to authorize its borrowings on the terms and conditions of this Agreement and to authorize the execution, delivery and performance of this Agreement.

                  (b) No consent of any other Person (including, without
limitation, stockholders or creditors of the Borrower or of any parent entity of the Borrower), and no consent, license, permit, approval or authorization of, exemption by, or registration, filing or declaration with, any Governmental
Authority is required in connection with the execution, delivery, performance, validity or enforceability of this Agreement by or against the Borrower, except for any consents, licenses, permits, approvals or authorizations, exemptions, registrations, filings or declarations that have already been obtained and remain in full force and effect.

                  (c) This Agreement has been executed and delivered by a duly authorized officer of the Borrower and constitutes the legal, valid and binding obligation

                                                                             10

of the Borrower, enforceable against it in accordance with its terms except as enforceability may be limited by Bankruptcy Laws or other similar laws affecting creditors' rights generally and except as enforceability may be limited by general principles of equity.

              4.3 No Legal Bar to Loans. The execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, will not violate any Contractual Obligation or material Requirement of Law to which the Borrower or any of its Subsidiaries is a party, or by which the
Borrower or any of its Subsidiaries or any of their respective material properties or assets may be bound, and will not result in the creation or imposition of any lien on any of their respective material properties or assets pursuant to the provisions of any such Contractual Obligation.

              SECTION 5. CONDITIONS PRECEDENT

              5.1 Conditions to Initial Loan. The obligation of the Lender to make the initial Loan requested to be made by it shall be subject to the satisfaction or waiver by the Lender of the following conditions precedent (the date on which said conditions are satisfied or waived being herein called the
"Effective Date"):

                  (a) Agreement. The Lender shall have received this Agreement, executed and delivered by a duly authorized officer of the Borrower.

                  (b) Certificates. The Lender shall have received (i) a
certificate of the Secretary or Assistant Secretary of the Borrower, dated the
Effective Date, certifying the resolutions of the Borrower's board of directors approving and authorizing the execution, delivery and performance of this
Agreement and the borrowings hereunder and (ii) a certificate of the Secretary or Assistant Secretary of Revlon dated the Effective Date, certifying the resolutions of Revlon's board of directors approving and authorizing the
Borrower to execute, deliver and perform this Agreement and to borrow hereunder.

                  (c) Additional Matters. All corporate and other proceedings, and all documents, instruments and other legal matters in connection with the transactions contemplated by this Agreement shall be reasonably satisfactory in form and substance to the Lender, and the conditions set forth in Section 5.2 hereof shall have been satisfied or waived by the Lender.

              5.2 Conditions to Each Loan. The obligation of the Lender to make any Loan requested to be made on any Borrowing Date (including, without limitation, the initial Loan) shall be subject to the satisfaction or waiver by the Lender of the following conditions precedent:

                  (a) General Conditions. As of the Borrowing Date, after giving effect to any Bank Revolving Loans to be made, and any Bank Letters of Credit to be issued, under the Bank Credit Agreement substantially concurrently with such
Loan (i) the Adjusted Multi-Currency Commitment shall have been substantially drawn;

                                                                             11

(ii) the Borrower determines in its reasonable judgment that the borrowing of such Loan and the application of the proceeds thereof is reasonably necessary to prevent a Liquidity Event Period from commencing; (iii) the Borrower is unable under the terms of the Bank Credit Agreement to borrow an additional Bank
Revolving Loan for any reason; or (iv) the Borrower determines in its reasonable judgment that the borrowing of such Loan and the application of the proceeds thereof is reasonably necessary to prevent the occurrence of, or to cure, any
Bank Credit Agreement Default or Bank Credit Agreement Event of Default.

                  (b) Credit Availability. The amount of the Loan requested to be made on such Borrowing Date shall not exceed the amount that the Lender is obligated to make in accordance with Section 2.1(a) hereof.

                  (c) Fidelity Support Letter. The borrowing of such Loan shall not violate the borrowing limitation set forth in the Fidelity Support Letter, if any.

                  (d) Representations and Warranties. Each of the
representations and warranties made by the Borrower in or pursuant to this
Agreement shall be true and correct in all material respects on and as of such
Borrowing Date as if made on and as of such date, both before and after giving effect to such Loan and the use of the proceeds thereof.

                  (e) No Event of Default. No Event of Default shall have
occurred and be continuing on such Borrowing Date, both before and after giving effect to the Loan requested to be made on such date.

Each borrowing by the Borrower hereunder shall constitute a representation and warranty by the Borrower as of the Borrowing Date thereof that the conditions contained in this Section 5.2 have been satisfied.

              SECTION 6. AFFIRMATIVE AND NEGATIVE COVENANTS

              The Borrower hereby agrees that, so long as the Commitment remains in effect or any amount is owing to the Lender hereunder:

              6.1 Certain Covenants of the 9% Note Indenture.
                  ------------------------------------------

                  (a) The Borrower will observe and perform all of the covenants applicable to it and its Subsidiaries under the following Sections of the 9%
Note Indenture, which covenants (together with the definitions of such terms as may be used therein and as such covenants and such definitions are in effect as of the date hereof) are hereby incorporated herein by reference, mutatis mutandis:

                      (i) Section 4.03 (Limitation on Debt);

                      (ii) Section 4.04 (Limitation on Liens);

                      (iii) Section 4.05 (Limitation on Restricted Payments);

                                                                             12

                      (iv) Section 4.06 (Limitation on Restrictions on
Distributions from Subsidiaries);

                      (v) Section 4.07 (Limitation on Sales of Assets and
Subsidiary Stock) (excluding paragraph (c) thereof and subject to subsection (c)
of this Section 6.1); and

                      (vi) Section 4.08 (Limitations on Transactions with
Affiliates).

                  (b) Any amendments, supplements or other modifications to
Section 4.03, 4.04, 4.05, 4.06, 4.07 or 4.08 of the 9% Note Indenture after the date hereof shall not be incorporated herein by reference without the prior written consent of the Lender. In the event that the 9% Note Indenture shall expire, terminate or be canceled, the provisions of Sections 4.03, 4.04, 4.05,
4.06, 4.07 (excluding paragraph (c) thereof and subject to subsection (c) of this Section 6.1) and 4.08 thereof shall be deemed to be thereafter incorporated herein by reference, mutatis mutandis, as such provisions were in effect immediately prior to such expiration, termination or cancellation (without giving effect to any amendments, supplements or modifications after the date hereof, and prior to such expiration, termination or cancellation, which the
Lender has not agreed to incorporate) and as such provisions may be amended, supplemented or otherwise modified from time to time in accordance with the terms of this Agreement.

                  (c) With respect to Section 4.07 of the 9% Note Indenture as incorporated by reference into this Agreement, the following additional terms shall apply:

                      (i) If the applicable Asset Disposition (as defined in the
9% Note Indenture) requires that an Offer (as defined in the 9% Note Indenture)
be made pursuant to Section 4.07(a)(iii)(C) of the 9% Note Indenture, the
Borrower shall designate under Section 4.07(b) of the 9% Note Indenture the
Loans as Pari Passu Debt (as defined in the 9% Note Indenture) to be purchased at a price equal to 100% of the aggregate outstanding principal amount of the
Loans, without premium, plus accrued interest as of the Purchase Date (as defined in the 9% Note Indenture) to be subject to an Offer unless otherwise prohibited from doing so under the terms of any agreement governing Debt permitted under clause (i) of Section 6.1(a) hereof.

                      (ii) If an Offer to purchase the Loans is required to be
made, such Offer shall be made in accordance with the following procedure:

                           (A) Promptly, and in any event within five days after
the last date by which the Borrower must have applied Net Available Cash (as defined in the 9% Note Indenture) pursuant to Section 4.07(a)(iii)(B) of the 9%
Note Indenture as incorporated herein pursuant to clause (v) of Section 6.1(a)
hereof, the Borrower shall be obligated to deliver to the Lender a written notice stating that the Lender may elect to have the Loans purchased by the
Company either in whole or in part (subject to prorationing as hereinafter described in the event the Offer is oversubscribed) at the purchase price specified in

                                                                              13

Section 6.1(c)(i) hereof. The notice shall specify a purchase date not less than 30 days nor more than 60 days after the date of such notice and corresponding to the purchase date established under the 9% Note Indenture (the
"Purchase Date") and shall contain information describing the Asset
Dispositions, refer to procedures described in this Section 6.1(c)(ii), the amount of the Offer (the "Offer Amount"), the allocation of the Net Available
Cash from the Asset Dispositions pursuant to which such Offer is being made and the compliance of such allocation with the provisions of Section 4.07(a) of the
9% Note Indenture as incorporated herein pursuant to clause (v) of Section
6.1(a) hereof. If the Lender elects to have all or any part of the Loans purchased in accordance with paragraph (B) below (subject to prorationing as hereinafter described in the event the Offer is oversubscribed), the Borrower shall cause the trustee under the 9% Note Indenture to deliver payment to the
Lender in the amount of the applicable purchase price on the Purchase Date.

                           (B) The Lender, if electing to have all or any part
of the Loans purchased, will be required to send written notice thereof to the
Borrower at the address specified in the notice of the Offer at least ten
Business Days prior to the Purchase Date, specifying the principal amount of the
Loans to be purchased. The Lender will be entitled to withdraw its election if the Borrower receives not later than three Business Days prior to the Purchase
Date, a facsimile transmission or letter setting forth a statement that the
Lender is withdrawing his election to have the Loans purchased. If the amount of
Loans the Lender elects to have purchased, together with the amount of the 9%
Notes and other Pari Passu Debt surrendered for tender, exceeds the Offer
Amount, the Borrower will cause the Loans elected by the Lender to be purchased to be so purchased on a pro rata basis with the 9% Notes and other Pari Passu
Debt selected by the Borrower to be purchased in accordance with Section
4.07(c)(3) of the 9% Note Indenture.

              6.2 Change of Control. Subject to Section 3.3 hereof, upon the occurrence of a Change of Control, the Borrower shall provide prompt written notice thereof to the Lender, the Commitment shall immediately and automatically be reduced to an amount equal to the Original Principal of the Loans then outstanding, and the Borrower shall prepay the Loans in full, together with all accrued interest thereon, on the purchase date for the 9% Notes determined in accordance with Section 4.09 of the 9% Note Indenture.

              6.3 Successor Company.
                  -----------------

                  (a) The Borrower shall not consolidate or merge with or into, or convey, transfer or lease all or substantially all its assets to, any Person, unless:

                      (i) the resulting, surviving or transferee Person (if not
the Borrower) shall be a Person organized and existing under the laws of the
United States of America, any State thereof or the District of Columbia and such
Person shall expressly assume, by a written assumption agreement executed and delivered to the

                                                                             14

Lender, in form satisfactory to the Lender, all the obligations of the Borrower under this Agreement;

                       (ii) immediately after giving effect to such transaction
(and treating any Debt which becomes an obligation of the resulting, surviving or transferee Person or any of its Subsidiaries as a result of such transaction as having been Issued by such Person or such Subsidiary at the time of such transaction), no Default shall have occurred and be continuing;

                       (iii) immediately after giving effect to such
transaction, the resulting, surviving or transferee Person would be able to incur at least $1.00 of Debt pursuant to clause (i) of Section 6.1(a) hereof;

                       (iv) immediately after giving effect to such transaction,
the resulting, surviving or transferee Person shall have a Consolidated Net
Worth (as defined in the 9% Note Indenture) in an amount which is not less than the Consolidated Net Worth of the Borrower immediately prior to such transaction; and

                       (v) the Borrower shall have delivered to the Lender an
officers' certificate and an opinion of counsel to the Borrower, each in form and substance satisfactory to the Lender, stating that such consolidation, merger or transfer and such assumption agreement (if any) comply with this
Agreement;

provided, that this Section 6.3(a) shall not prohibit a Wholly Owned Recourse
Subsidiary (as defined in the 9% Note Indenture) from consolidating with or merging with or into, or conveying, transferring or leasing all or substantially all its assets to, the Borrower.

                  (b) The resulting, surviving or transferee Person shall be the successor Borrower and shall succeed to, and be substituted for, and may exercise every right and power of, the predecessor Borrower under this Agreement and thereafter, except in the case of a lease, the predecessor Borrower shall be discharged from all obligations and covenants under this Agreement.

              6.4 Further Assurances. Upon the request of the Lender, the
Borrower will execute and deliver such further instruments, provide such further information and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Agreement.

              SECTION 7. EVENTS OF DEFAULT

              7.1 Events of Default. An "Event of Default" occurs if:

                  (a) the Borrower defaults in any payment of interest on any
Loan when the same becomes due and payable and such default continues for a period of 30 days;

                  (b) the Borrower defaults in the payment of the principal of any Loan when the same becomes due and payable;

                                                                            15

                  (c) the Borrower fails to comply with Section 6.3 hereof;

                  (d) the Borrower fails to comply with the covenants
incorporated by reference in clauses (i), (ii), (iii), (iv), (v) and (vi) of
Section 6.1(a) hereof and such failure continues for 30 days after receipt of written notice thereof from the Lender;

                  (e) the Borrower fails to comply with any of the other
material covenants or agreements applicable to it in this Agreement (other than those referred to in (a), (b), (c) or (d) above) and such failure continues for
60 days after receipt of written notice thereof from the Lender;

                  (f) Any representation or warranty made or deemed made by the
Borrower in this Agreement shall prove to have been incorrect, false or misleading in any material respect on or as of the date when made or deemed to have been made;

                  (g) Debt (as defined in the 9% Note Indenture) of the Borrower or any Significant Subsidiary (as defined in the 9% Note Indenture) is not paid within any applicable grace period after final maturity or is accelerated by the holders thereof because of a default, the total principal amount of the portion of such Debt that is unpaid or accelerated exceeds $25 million or its foreign currency equivalent and such default continues for 10 days after receipt of written notice thereof from the Lender;

                  (h) the Borrower or any Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

                      (i) commences a voluntary case;

                      (ii) consents to the entry of an order for relief against
it in an involuntary case;

                      (iii) consents to the appointment of a Custodian of it or
for any substantial part of its property; or

                      (iv) makes a general assignment for the benefit of its
creditors; or takes any comparable action under any foreign Bankruptcy Laws;

                   (i) a court of competent jurisdiction enters an order or
decree under any Bankruptcy Law that:

                      (i) is for relief against the Borrower or any Significant
Subsidiary in an involuntary case;

                      (ii) appoints a Custodian of the Borrower or any
Significant Subsidiary for any substantial part of the Borrower's property; or

                      (iii) orders the winding up or liquidation of the Borrower or any Significant Subsidiary;

                                                                             16

or any similar relief is granted under any foreign Bankruptcy Laws and the order or decree remains unstayed and in effect for 60 days; or

                      (j) any judgment or decree for the payment of money in
excess of $25 million or its foreign currency equivalent is entered against the
Borrower or any Significant Subsidiary and is not discharged and either (A) an enforcement proceeding has been commenced by any creditor upon such judgment or decree or (B) there is a period of 60 days following the entry of such judgment or decree during which such judgment or decree is not discharged, waived or the execution thereof stayed and, in the case of (B), such default continues for 10 days after receipt of written notice thereof from the Lender.

                  The foregoing will constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

                  If an Event of Default shall have occurred, (A) if such event is an Event of Default specified in paragraph (h) or (i) of this Section 7.1 with respect to the Borrower, automatically the Commitment shall immediately terminate and the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement shall immediately become due and payable, and
(B) if such event is any other Event of Default, either or both of the following actions may be taken: (i) the Lender may by notice to the Borrower declare the
Commitment to be terminated forthwith, whereupon such Commitment shall immediately terminate; and (ii) the Lender may by notice to the Borrower declare the Loans hereunder (with accrued interest thereon) and all other amounts owing by the Borrower under this Agreement to be due and payable forthwith, whereupon the same shall immediately become due and payable. Except as expressly provided above in this Section 7.1, presentment, demand, protest and all other notices of any kind are hereby expressly waived.

              SECTION 8. MISCELLANEOUS

              8.1 Amendments and Waivers. This Agreement shall not be amended, supplemented or otherwise modified, except by written instrument which has been duly executed and delivered by each party hereto. In the case of any waiver of the terms hereof, the parties to this Agreement shall be restored to their former positions and rights hereunder, and any Default or any Event of Default waived shall, to the extent provided in such waiver, be deemed to be cured and not continuing; but, no such waiver shall extend to any subsequent or other
Default or Event of Default, or impair any right consequent thereon.

              8.2 Notices. All notices, consents, requests and demands to or upon the respective parties hereto to be effective shall be in writing and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered by hand, or three Business Days after being deposited in the mail, certified mail, return receipt requested, postage prepaid, or, in the case of telecopy or electronic

                                                                           17

mail notice, when sent and receipt has been confirmed, addressed as follows (or to such other address as may be hereafter notified by any of the respective parties hereto):

         Borrower:                          Revlon Consumer Products Corporation
                                            237 Park Avenue
                                            New York, New York 10013
                                            Attention: Steven F. Schiffman
                                            Telecopy: (212) 527-5530
                                            E-mail:  steven.schiffman@revlon.com

         With a copy to:                    Revlon Consumer Products Corporation
                                            237 Park Avenue
                                            New York, New York 10013
                                            Attention:  Robert Kretzman
                                            Telecopy:  (212) 527-5693
                                            E-mail:  robert.kretzman@revlon.com

         Lender:                            MacAndrews & Forbes Holdings Inc.
                                            35 East 62nd Street
                                            New York, New York 10021
                                            Attention:  General Counsel
                                            Telecopy:  (212) 527-5056
                                            Email: barry.schwartz@mafgrp.com

provided, that any notice, request or demand to or upon the Lender pursuant to
Sections 2 and 3 shall not be effective until received.

              8.3 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Lender, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

              8.4 Survival of Representations and Warranties. All
representations and warranties made hereunder and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the making of the Loans hereunder.

              8.5 Payment of Expenses; General Indemnity. The Borrower agrees
(a) to pay or reimburse the Lender for all of its reasonable out-of-pocket attorneys' fees and expenses incurred in connection with the preparation, execution and delivery of, and any amendment, supplement or modification to, this Agreement and any other documents prepared in connection herewith, and the consummation of the transactions contemplated hereby and thereby, (b) to pay or reimburse the Lender for all its reasonable out-of-pocket costs and expenses
(including, without limitation, reasonable attorneys'

                                                                             18

fees and expenses) incurred in connection with the enforcement or preservation of any rights under this Agreement and any such other documents, (c) to pay, indemnify, and to hold the Lender harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay caused by the Borrower in paying, stamp, excise and other similar taxes, if any, if legal, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement and any such other documents, and (d) to pay, indemnify, and hold harmless the Lender from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever (including, without limitation, reasonable attorneys' fees and expenses) with respect to the execution, delivery, consummation, enforcement, performance and administration of this Agreement and any such other documents
(all of the foregoing, collectively, the "indemnified liabilities"); provided, that the Borrower shall have no obligation hereunder with respect to indemnified liabilities arising from (i) the gross negligence or willful misconduct of the
Lender, (ii) legal proceedings commenced against the Lender by any security holder or creditor thereof arising out of and based upon rights afforded any such security holder or creditor solely in its capacity as such or (iii) amounts of the types referred to in clauses (a) through (c) above except as provided therein. The agreements in this Section 8.5 shall survive the termination of the
Commitment and the repayment of the Loans and all other amounts payable hereunder.

              8.6 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Borrower, the Lender and their respective successors and permitted assigns and, except as set forth below, neither the
Borrower nor the Lender may assign or transfer any of its rights or obligations under this Agreement without the prior written consent of the other party. This
Agreement, or the Lender's obligations hereunder, may be assigned, delegated or transferred, in whole or in part, by the Lender to any Affiliate of the Lender
(other than REV Holdings LLC) over which the Lender or any of its Affiliates exercises investment authority, including, without limitation, with respect to voting and dispositive rights provided any such assignee assumes the obligations of the Lender hereunder and agrees in writing to be bound by the terms of this
Agreement in the same manner as the Lender. Notwithstanding the foregoing, no such assignment shall relieve the Lender of its obligations hereunder if such assignee fails to perform such obligations. Without complying with the provisions of this Section 8.6, the Lender may satisfy its obligations under
Sections 2.1 or 2.2 hereof by causing an Affiliate of the Lender (other than REV
Holdings LLC) to satisfy its obligations under such Sections.

              8.7 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by facsimile transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

                                                                             19

              8.8 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

              8.9 Integration. This Agreement represents the agreement of the
Borrower and the Lender with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Lender for the benefit of the Borrower relative to the subject matter hereof not expressly set forth or referred to herein.

              8.10 GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS
OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN
ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

              8.11 Submission To Jurisdiction; Waivers. The Borrower hereby irrevocably and unconditionally:

                  (a) submits for itself and its property in any legal action or proceeding relating to this Agreement, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the
Courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

                  (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

                  (c) agrees that service of process in any such action or
proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the
Borrower at its address set forth in Section 8.2 or at such other address of which the Lender shall have been notified pursuant thereto;

                  (d) agrees that nothing herein shall affect the right to
effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

                  (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this subsection any special, exemplary, punitive or consequential damages.

              8.12 WAIVERS OF JURY TRIAL. THE BORROWER AND THE LENDER HEREBY
IRREVOCABLY AND UNCONDITIONALLY WAIVE

                                                                            20

TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AND
FOR ANY COUNTERCLAIM THEREIN.

                  IN WITNESS WHEREOF, the parties hereto have caused this
Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                                REVLON CONSUMER PRODUCTS CORPORATION

                                By:     /s/ Robert K. Kretzman
                                       -----------------------------------------
                                       Name:  Robert K. Kretzman
                                       Title: Executive Vice President,
                                              Chief Legal Officer and Secretary

                                MACANDREWS & FORBES HOLDINGS  INC.
                                By:    /s/ Todd J. Slotkin
                                       -----------------------------------------
                                       Name:  Todd J. Slotkin
                                       Title: Executive Vice President and
                                              Chief Financial Officer

                [2004 Senior Unsecured Line of Credit Agreement]